Exhibit 10.4

CONSENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (“Amendment”) is entered into as of June 30, 2006, by and among SAVVIS Communications Corporation, a Missouri corporation (“Borrower”), SAVVIS, Inc. (f/k/a SAVVIS Communications Corporation), a Delaware corporation (“Holdings”), Wells Fargo Foothill, Inc., as a Lender and as Agent for all Lenders (“Agent”) and the other Lenders party to the Credit Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, Borrower, Holdings, Agent and Lenders are parties to that certain Credit Agreement, dated as of June 10, 2005 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefore in the Credit Agreement);

WHEREAS, Borrower has informed Agent and Lenders that it desires to (a) purchase real property and related assets (the “Fort Worth Assets”) located at 14901 FAA Boulevard, Fort Worth, Tarrant County, Texas (the “Fort Worth Location”) on or about the date hereof, (b) sell the Fort Worth Assets to Digital Centreport, L.P. (“Dupont”) pursuant to a Purchase and Sale Agreement by and between Borrower and Dupont dated June 30, 2006 and (c) enter into a lease agreement with Dupont whereby Borrower will lease the Fort Worth Location from Dupont pursuant to an Amended and Restated Lease Agreement by and between Borrower and Dupont dated as of June 30, 2006 (collectively, the “Sale Leaseback Transaction”);

WHEREAS, in absence of the prior written consent of Lenders, the Sale Leaseback Transaction would result in Defaults under the Sections 6.1 and 6.4 of the Credit Agreement and separate Events of Default under Section 7.2 of the Credit Agreement; and

WHEREAS, Borrower has informed Agent and Lenders that it desires to amend the Credit Agreement in certain respects and Agent and Lenders have agreed to amend the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Consent. Subject to the satisfaction of the conditions set forth in Section 3 below, Lenders hereby consent to the Sale Leaseback Transaction. This is a limited consent and shall not be deemed to constitute a consent to or waiver of any Event of Default, Default or breach of the Credit Agreement or of the other Loan Documents or other requirements of any provision of the Credit Agreement or other Loan Documents.

2. Amendment. Subject to the satisfaction of the conditions set forth in Section 2 below, the Credit Agreement is amended as follows:

(a) Section 2.12(a)(ii) of the Credit Agreement is hereby amended by deleting the reference to “$15,000,000” therein and inserting “$20,000,000” in lieu thereof.

(b) The definition of the term “Dupont Leases” in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the word “and” immediately prior to clause (v) thereof, redesignating clause (v) as clause (vi) thereof, and inserting a new clause (v) therein to read as follows:

“(v) Amended and Restated Lease Agreement, dated as of June 30, 2006, between Borrower and Digital Centrepoint, L.P. regarding the premises at 14901 FAA Boulevard, Fort Worth, Tarrant County, Texas, and”

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by each of Agent), each to be in form and substance satisfactory to Agent:

(a) Agent shall have received a fully executed copy of this Amendment, together with the Consent and Reaffirmation attached hereto;

(b) Borrower shall have delivered to Agent final versions of the documentation evidencing the Sale Leaseback Transaction, together with such other documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;

(c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and

(d) No Default or Event of Default shall have occurred and be continuing.

4. Miscellaneous.

(a) Warranties and Absence of Defaults. In order to induce Agent to enter into this Amendment, each of Borrower and Holdings hereby warrants to Agent, as of the date hereof, that the representations and warranties of Borrower and Holdings contained in the Credit Agreement are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof).

(b) Expenses. Each of Borrower and Holdings, jointly and severally, agree to pay on demand all costs and expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Credit Agreement as amended hereby.

(c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

5. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and Holdings, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Borrower or Holdings or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each of Borrower and Holdings understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By:	/s/ Jeffrey H. VonDeylen
Title:	Chief Financial Officer

SAVVIS, INC., a Delaware corporation, as Holdings

By:	/s/ Jeffrey H. VonDeylen
Title:	Chief Financial Officer

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:	/s/ Kristy Loucks
Title:	Vice President

Consent and Amendment No. 2 to Credit Agreement

OAK HILL SECURITIES FUND, L.P., as a Lender

By:	Oak Hill Securities GenPar, L.P., its General Partner
By:	Oak Hill Securities MGP, Inc., its General Partner

By:	/s/ Scott D. Krase
Title:	Vice President

OAK HILL SECURITIES FUND II, L.P., as a Lender

By:	Oak Hill Securities GenPar II, L.P., its General Partner
By:	Oak Hill Securities MGP II, Inc., its General Partner

By:	/s/ Scott D. Krase
Title:	Vice President

OAK HILL CREDIT ALPHA FINANCE I, LLC, as a Lender

By:	Oak Hill Credit Alpha Fund, L.P. its Member
By:	Oak Hill Credit Alpha Gen Par, L.P. its General Partner
By:	Oak Hill Credit Alpha MGP, LLC, its General Partner

By:	/s/ Scott D. Krase
Title:	Vice President

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD., as a Lender

By:	/s/ Scott D. Krase
Title:	Vice President

FB COMMERICAL FINANCE, INC., as a Lender

By:	/s/ Greg Hewitt
Title:	Vice President

Consent and Amendment No. 2 to Credit Agreement